Back to Form 8-K

Exhibit 99.1

Investor relations:                                                                                                                                                   Media relations:
Gregg Haddad                                                                                                                                                           Amy Knapp
813-865-1284                                                                                                                                                              813-290-6208

WELLCARE FILES FORM 8-K
FOR RESTATEMENT OF HISTORICAL FINANCIAL STATEMENTS

Company’s 3,900 Associates Focused on Serving
Over 2.4 Million Medicaid and Medicare Members Nationwide

Tampa, Florida (July 21, 2008) – WellCare Health Plans, Inc. (NYSE: WCG) today filed a Current Report on Form 8-K concerning the decision of the Board of Directors to restate its historical consolidated financial statements for the fiscal years ended December 31, 2004, 2005 and 2006, and to restate its unaudited condensed consolidated financial statements for the three-month periods ended March 31, 2007, and June 30, 2007.  The Form 8-K is available at the U.S. Securities and Exchange Commission’s web site, www.sec.gov, or at WellCare’s investor relations web site, www.wellcare.com.

The restatements relate to accounting errors which resulted in the recording of inadequate liabilities for anticipated premium refunds under certain provisions of (a) the behavioral health component of the Company’s Medicaid contract with the Florida Agency for Health Care Administration, (b) the Company’s “Healthy Kids” contract with the Florida Healthy Kids Corporation pursuant to which the Company provides health insurance for children whose family income renders them ineligible for Medicaid, and (c) the Company’s Medicaid contract with the Illinois Department of Health and Family Services to provide health care services to the Company’s Illinois Medicaid members.

The Company has concluded that it owes under these contracts an additional aggregate refund of up to approximately $42 million as of December 31, 2006.  This additional aggregate refund amounts to less than 1% of the Company’s anticipated restated Premium revenues for the fiscal years ended December 31, 2004, 2005 and 2006.  In addition, as reflected in the Company's Form 8-K for the calendar year 2007, we anticipate that we owe an additional refund of up to approximately $4.5 million.

Among the anticipated impacts of the restatements, diluted earnings per share (EPS) for the six months ended June 30, 2007, is expected to be reduced by approximately $0.10, or 5%, to $1.80 from the previously reported $1.90.  For the year ended December 31, 2006, EPS is expected to be reduced by approximately $0.30, or 9%, to $3.13 from the previously reported $3.43.  For the year ended December 31, 2005, EPS is expected to be reduced by approximately $0.12, or 9%, to $1.20 from the previously reported $1.32.  For the year ended December 31, 2004, EPS is expected to be reduced by approximately $0.22, or 14%, to $1.34 from the previously reported $1.56.  In addition, the restatements affect Premium revenues, Net income before income taxes, Net income, and Other payables to government partners for these periods.  All of the anticipated restatement impacts are described in the Form 8-K.

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WCG Files Form 8-K for Restatement of Historical Financial Statements

July 21, 2008

“The Board of Directors and the entire management team are committed to the highest standards of business conduct, compliance and financial reporting and controls,” said Charles Berg, WellCare’s Executive Chairman since January 2008.  “The decision to restate historical financial statements is an appropriate step in positioning the Company for the future.”

The Board, various Board committees, and the Company’s new senior management team are improving processes and procedures governing internal control over financial reporting and other controls and procedures.  Certain remedial measures, including changes in senior management, have been implemented, and others are underway. Since January 2008, the Company has appointed Charles Berg as Executive Chairman; Heath Schiesser as President and Chief Executive Officer; Thomas O’Neil as Senior Vice President, General Counsel and Secretary; Jonathan Rich as Senior Vice President and Chief Compliance Officer; and Thomas Tran as Senior Vice President and Chief Financial Officer.  In addition, the Board has formed a Regulatory Compliance Committee and has restructured the reporting line of the Chief Compliance Officer to the CEO and the Regulatory Compliance Committee.  A discussion of these matters is included in the Form 8-K.

“It is an honor and privilege for us to serve more than 2.4 million Medicaid and Medicare members nationwide,” said Heath Schiesser.  “Our 3,900 associates across the country are dedicated to working closely with our government clients, provider partners, and communities to provide our members access to quality, affordable health care services.”

The Board of Directors’ decision to restate the historical consolidated financial statements was made on the basis of matters addressed as part of the previously announced investigation of the Special Committee of the Board of Directors and upon the recommendation of the Audit Committee. In light of the restatements, the Company noted that its previously issued condensed consolidated financial unaudited statements for fiscal years ended December 31, 2004, 2005 and 2006, and the previously issued condensed consolidated financial statements for the three months ended March 31, 2007, and June 30, 2007, should no longer be relied upon.

The Special Committee’s review is ongoing.  Although the Company can provide no assurances, at the present time, the Company does not believe that the work currently being performed by the Special Committee will require any material adjustments to the Company’s previously issued financial statements beyond those described in the Form 8-K.  The Company currently intends to present the restated financial statements and related financial information in its Annual Report on Form 10-K for the year ended December 31, 2007 (the 2007 10-K).  The Company also expects to file its Quarterly Reports on Form 10-Q for the third quarter of 2007 and the first quarter of 2008 and any subsequently delayed reports at the time of, or shortly after, the filing of the 2007 10-K.  WellCare currently is unable to estimate the timing of the filing of any of these reports.

The Company continues to cooperate fully with federal and state government authorities in their respective investigations.

The anticipated impact and amounts of the restatement described above do not reflect or include any civil, criminal or administrative fines, penalties, sanctions or interest that may be assessed by federal and state governmental authorities.  At this time, the Company is not able to estimate the amounts or the impact of such fines, penalties, sanctions or interest, if any, that the Company may incur nor is it able to provide any assurance as to the magnitude of any such fines, penalties, sanctions or interest or the periods that might be affected.

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WCG Files Form 8-K for Restatement of Historical Financial Statements

July 21, 2008

Any such fines, penalties, sanctions or interest could have a material adverse effect on the Company’s business, operations, financial results and financial condition.  In the event the investigations to which the Company is subject result in criminal sanctions against the Company for health care related offenses or otherwise, the Company could be disqualified from participating in certain health care funding programs which are material to its business.  If such circumstances arose, the disqualifications suffered by the Company could have a material adverse effect on its business, operations, financial results and financial condition.  In addition, as reflected in the Form 8-K, if the Company does not prevail in one or more pending lawsuits, the Company may be required to pay significant monetary damages, which also could have a material adverse effect on WellCare’s business, operations, financial results, and financial condition.

The anticipated impact and amounts of the restatement and reclassifications are based on WellCare’s current expectations and the Company cannot provide assurance that the final impact and the amounts of the restatement and reclassifications will not differ materially from estimates that are described in the Form 8-K.

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services exclusively for government-sponsored healthcare programs, focusing on Medicaid and Medicare.  Headquartered in Tampa, Florida, WellCare offers a variety of health plans for families, children, the aged, blind and disabled and prescription drug plans, currently serving more than 2.4 million members nationwide.  For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Disclosures About Forward-Looking Statements
This release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Report Act of 1995.  All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “potential” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding expected materiality or significance, the quantitative effects of the restatement, and any anticipated conclusions of the Company, the Audit Committee or management.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, as well as our expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of our disclosure controls and procedures, and material weaknesses in internal control over financial reporting, to differ materially from those in the forward-looking statements. These factors include, among other things, the risk that additional information may arise from the preparation of our restated financial statements and that our internal control over financial reporting may be inadequate or have weaknesses of which we are not currently aware or which have not been detected.

Furthermore, there can be no assurance that additional issues or matters will not arise from the matters discussed in our Form 8-K filed with the U.S. Securities and Exchange Commission on July 21, 2008 under the heading “Other Proceedings.”

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